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                                                                   EXHIBIT 10.16




                               INDENTURE OF LEASE

                  THIS INDENTURE OF LEASE, made this 1st day of January, 1998, by and between

         S&S REALTY, a Connecticut general partnership with offices located at 4130 Whitney Avenue, Hamden, Connecticut (hereinafter "Landlord"); and

         SIMIONE CENTRAL CONSULTING, INC. a Georgia corporation with offices located at 6600 Powers Ferry Road, Atlanta, Georgia 30339 (hereinafter "Tenant").

                                    ARTICLE I

                                   DEFINITIONS

         1.1 Building shall mean all of the real property, together with all of the improvements, structures, and the buildings thereon, now or hereafter during the Term of this Lease, known as 4130 Whitney Avenue, Hamden, Connecticut 06518 and as more particularly described in Schedule 1.1 attached hereto and made a part hereof.

         1.2 Common Areas shall mean all areas and improvements in and around the Building which Landlord shall make available, for the general use, in common, by Tenant and other tenants and occupants of the Building, and shall include but not be limited to the following: hallways, yards, entrances, exits, stairwells, lavatories, service closets, entrance lobbies, storage areas, loading docks, and any fixtures or personal property of Landlord in any part thereof.

         1.3 Leased Premises shall mean that portion of the Building identified in Schedule 1.3, attached hereto and made a part hereof.

         1.4 Lease Year shall mean a twelve (12) month period commencing on January 1, 1998, and terminating on December 31, 1998, and each succeeding a twelve (12) month period during the Term of this Lease.

         1.5 Mortgage shall mean any mortgage, deed to secure debt, trust indenture, or deed of trust which may now or later encumber or be a lien upon Landlord's interest in the Leased Premises, or the Building; and any spreading agreements, renewals, modifications, consolidations, replacements, and extensions of any instrument heretofore referred.

         1.6 Mortgagee shall mean the holder of any Mortgage.

         1.7 Operating Expenses shall mean all amounts expended in connection with the Leased Premises by Landlord or on Landlord's behalf for (i) the operation, repair, or maintenance of any portion or all of the Leased Premises or the Common Areas; (ii) cleaning, lighting, striping, and snow removal of any parking spaces or lots comprising the Common


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Area; (iii) premium costs of public liability insurance covering the Building and the Common Areas; (iv) premium costs for the Broad Form All Risk Insurance (or its equivalent) cover the Building or the Common Areas (v) actual labor costs for services required in connection with the operation, maintenance, repair, or replacement of the Leased Premises or the Common Areas.

         1.8 Pro Rata Share shall mean Tenant's proportionate percentage of the leased space in the Building, which such percentage is equal to Tenant's Total Rented Square Footage (agreed to be 6,500 square feet) divided by Total Rentable Square Footage of the Building (agreed to be 9,000 square feet).

         1.9 Real Estate Taxes shall mean all current real property taxes imposed with respect to the Leased Premises by any governmental authority having jurisdiction thereof, and all impositions and assessments for public improvements, such as sanitary sewer or public water supply (excluding any assessment so imposed in connection with the initial construction of the Leased Premises); provided, however, that if at any time during the Term of this Lease, the present method of taxation or assessment of real property shall be altered, changed or modified, in whole or in part, and in addition to or in lieu of such real property taxes, there shall be imposed upon Landlord or the Leased Premises by way of assessment or levy or otherwise upon the rents derived from the Leased Premises, each and every such assessment, levy or change shall be deemed a Real Estate Tax. Federal income taxes, state income taxes, estate taxes, inheritance taxes imposed upon Landlord shall not be considered Real Estate Taxes unless such other taxes are imposed or increased by reason of alteration, change or modification of the method of taxation or assessment of real property.

         1.10 Repair shall have its ordinary meaning, but shall include replacement whenever reasonably necessary, as determined by Landlord.

         1.11 Term of this Lease shall mean a period commencing on January 1, 1998 and terminating on December 31, 2002.

         1.12 Utilities shall mean charges for telephones, hot water, electricity, air conditioning, and heating fuel used or consumed by the Tenant.

         1.13 Permitted Uses shall mean an office engaged in General Business Use and related services. The parties expressly agree that Landlord makes no representation or warranty that such uses are or will be permitted by the appropriate zoning regulations of the City of Hamden, either presently or hereafter. In no event shall this Lease become ineffective or void as a result of the Tenant's inability to conduct its business as contemplated by the enforcement of the zoning regulations of the City of Hamden.

         1.14 Tenant's Total Rented Square Feet shall mean not less than 6,500 square feet, which number is mutually agreed upon by the parties hereto.

         1.15 Minimum Rent shall mean the rent as set forth in Section 2.1 hereof.



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         1.16 Additional Rent shall mean all other rent payable as provided herein.

                                   ARTICLE II

                      RENT, UTILITIES AND SECURITY DEPOSIT

         2.1 During the Term of this Lease, Tenant shall pay Minimum Rent to Landlord without notice or demand and without setoff or counterclaim the following sums:

         (a) The fixed minimum annual rent during the first year of this Lease shall be ONE HUNDRED THIRTY THOUSAND AND NO/100 ($130,000.00) DOLLARS payable in advance in equal monthly installments of TEN THOUSAND EIGHT HUNDRED THIRTY THREE AND 33/100 ($10,833.33) DOLLARS on the first day of each month.

         (b) The minimum annual rent during years two, three, four and five of this agreement and each year of any extended term shall be equal to the minimum rent of the year immediately preceding as adjusted pursuant to Section 2.2 below.

         2.2 The minimum annual rent for years two, three, four, and five of the initial term and each year of any extended period may, upon thirty (30) days written notice from Landlord to Tenant, be increased by ninety cents ($.90) multiplied by the Tenant's Total Rented Square Feet.

         2.3 Tenant shall pay monthly throughout the Term of this Lease any and all charges for all utilities used on consumed in the Leased Premises. In the event that the charges for any of such utilities are commingled with charges for utilities servicing other Tenants of the building, or the Common Areas, Landlord may irrebuttably presume that Tenant's share of such utilities is equal to its Pro Rata Share. Any such charges for utilities paid by Landlord shall be repaid by Tenant to Landlord, as Additional Rent, within fifteen (15) days after demand therefor. Notwithstanding the foregoing, Landlord agrees that it shall pay for all cold water used or consumed in the Leased Premises.

         2.4 In the event that Landlord does not receive any payment or Minimum Rent or Additional Rent within ten (10) days after the same is due, Tenant shall pay to Landlord a Late Charge equal to five (5%) percent of each such amount past due.

                                   ARTICLE III

                           DEMISE AND QUIET ENJOYMENT

         3.1 In consideration of all of the obligations imposed upon Tenant by the Lease, Landlord demises and leases to Tenant the Leased Premises for the Term of this Lease.

         3.2 Upon payment by Tenant of the rents herein provided, and upon the observance and performance by Tenant of all of the covenants, terms and conditions of this Lease, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the term hereby demised,



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without hindrance or interruption by Landlord, subject, however, to the terms, conditions and covenants hereof, and restrictions, easements and other matters as of the record may appear.

                                   ARTICLE IV

                       USE AND OPERATIONS OF THE PREMISES

         4.1 Tenant shall use the Leased Premise for the sole and exclusive purpose of the Permitted Uses set forth in Section 1.13 hereof, and for no other purpose, whatsoever, without the Consent of Landlord.

         4.2 Tenant shall not engage in any activity, nor shall keep any article on the Leased Premises, which may be prohibited by the standard form of fire, casualty, and public liability insurance, or which may increase the costs incurred by the Landlord for such policies, if Landlord chooses to acquire such policies. Any increases above the normal rates for such policies as may be acquired by Landlord, if any, which result from the activities of Tenant, shall be paid to Landlord, as Additional Rent, by Tenant, within ten (10) days written demand by Landlord therefor. Proof of amount of increase and reason of increase must be provided in writing upon notification of increase.

         4.3 Tenant shall not use the Leased Premises for any illegal trade, manufacture, or other business, or for any illegal purposes whatsoever.

         4.4 Tenant shall not use the plumbing facilities of the Leased Premises or elsewhere in the Building, for any purposes other than those for which they were constructed. Tenant shall not dispose of any substances in such facilities which may clog, erode, or damage them.

         4.5 Tenant recognizes that the effective and harmonious operation of the Building shall require the cooperation among all of the Building's occupants, and as such, Tenant hereby commits itself, its agents, employees, guests, and invitees to such actions as may be necessary to insure that there will be no interference with the peace and quiet necessary for other occupants of the Building, and the faithful observance of such rules and regulations that Landlord may promulgate pursuant to Article XIV hereof.

         4.6 Tenant shall not use the roof or the exterior walls of the Leased Premises or the Building for any purpose, whatsoever, except for professional signs, which signs must be approved by the Landlord. Landlord agrees that approval shall not be unreasonably withheld. All sighs must be in conformance with the ordinances and regulations of the local authorities. Upon the termination of the lease, Tenant agrees to remove the signs and restore the exterior to its prior condition.

         4.7 Landlord agrees to provide Tenant with parking spaces to be used in common with other tenants.



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                                    ARTICLE V

            MAINTENANCE AND REPORT OF THE LEASED PREMISES; SURRENDER

         5.1 Tenant has examined the Leased Premises and the Common Areas, and is satisfied with the condition thereof. Tenant acknowledges that Landlord has made no representations or warranties whatsoever with the condition or fitness for Tenant's particular purposes of the Leased Premises, the Common Areas, or the Building except as otherwise set forth herein.

         5.2 Landlord may enter the Leased Premises at reasonable times, and from time to time, to make such inspections, repairs, alterations, or improvements as Landlord may deem necessary, with the consent of Tenant, without any liability to Tenant for the interruption of Tenant's business, and without any obligation for Landlord to make such inspections, repairs, alterations, or improvements.

         5.3 Tenant shall have the right to alter or improve the Leased Premises or any part of the Building only with the Consent of Landlord.

         5.4 In the event that Tenant, its agents, employees, guests, or invitees cause any damage to the Lease Premises or the Building, whether by willful act, neglect, or omission, Tenant shall have no right to repair such damage except with the Consent of Landlord; but Landlord may repair such damage at Tenant's sole cost and expense. Such repairs as may be made by Landlord shall be performed without liability to Tenant for any loss or damage that may be sustained by Tenant's trade fixtures or other property, or any interference or interruption of Tenant's business by reason thereof. Tenant shall pay to Landlord all costs incurred by Landlord, as Additional Rent, not later than ten
(10) days after Landlord send to Tenant a bill for such repairs. Any sum for such repairs not paid by Tenant within such ten (10) day period shall bear interest at the rate of fifteen (15%) percent per annum.

         5.5 At the expiration of the Term of this Lease, Tenant shall surrender the Leased Premises in the same condition as the Leased Premises were in upon the commencement hereof broom clean and in good repair, reasonable wear and tear excepted, and shall surrender all keys for the Leased Premises to the Landlord at the place then fixed for the payment of rent. Tenant shall have the right to remove all of its trade fixtures, if any, before surrendering the Leased Premises, as aforesaid, provided that Tenant shall reimburse Landlord for any repair or damage occasioned thereby. Tenant's obligation to observe all of its obligations under this Section shall survive the expiration of the Term of this Lease. Trade fixtures not removed by Tenant upon the expiration of this Lease will become the property of the Landlord.

                                   ARTICLE VI

                         DESTRUCTION OF LEASED PREMISES

         6.1 If during the Term of this Lease, the Leased Premises are destroyed by fire, explosion, the elements, or other casualty, or if the Leased Premises are partially destroyed so as to render the Leased Premises wholly untenantable or unfit for occupancy, or should the Leased Premises be so badly injured that they cannot be repaired within one hundred eighty (180) days



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from the date they sustained such injury, then either party may elect by sending a written notice to the other to cancel and nullify the term hereby created from the date of such damage or destruction. Upon such notice, Tenant shall immediately surrender the Leased Premises and all of the Tenant's interest therein to the Landlord, and shall pay rent only to the time of such surrender, upon which event the Landlord may re-enter and repossess the Premises and may remove all persons and property therefrom. Should the Leased Premises be rendered untenantable or unfit for occupancy, but yet be repairable within one hundred eighty (180) days from the occurrence of such injury, the Landlord may enter and repair the same with reasonable speed, and the rent shall not accrue after said injury or while the repairs are being made, but shall recommence after said repairs shall be completed. In the event, however, that the Leased Premises shall be so slightly injured as not to be rendered untenantable or unfit for occupancy, then the Landlord agrees to repair the same with reasonable promptness and in that case the rent accrued and accruing shall not cease or discontinue at any time. The Tenant shall immediately notify the Landlord in case of fire or other casualty to the Leased Premises.

         6.2 Landlord and Tenant hereby release each other and each other's partners, officers, directors, employees and agents, from liability or responsibility for any loss or damage to property covered by valid and collectible fire insurance with standard extended coverage endorsement. This release shall apply not only to liability and responsibility of the parties to each other, but shall also extend to liability and responsibility for anyone claiming through or under the parties by way of subrogation or otherwise. This release shall apply even if the fire or other casualty shall have been caused by the fault or negligence of a party or anyone for whom a party may be responsible; provided, however, that this release shall apply only with respect to loss or damage actually recovered from an insurance company. This release shall not apply to loss or damage of property of a party unless the loss or damage occurs during the times the fire or extended coverage insurance policies of a party contain a clause or endorsement to the effect that any release shall not adversely affect or impair the policies or prejudice the right of the party to recover thereunder. Landlord and Tenant each agree that any fire and extended coverage insurance policies covering the Demised Premises or their contents shall include this clause or endorsement at Tenant's sole cost and expense.

                                   ARTICLE VII

                                  CONDEMNATION

         7.1 If the Building, or any significant part thereof affecting Tenant's use, is taken public or quasi-public authority under any power of eminent domain or condemnation, this Lease, at the option of the Landlord, shall forthwith terminate, on the date that title vests in the condemning authority, and all rents and other costs payable by Tenant to Landlord with respect to the Leased Premises shall be paid to that date. The election by Landlord to exercise the option under this Section shall be made, not later than thirty (30) days after Title vests in the condemning authority, by written notice to Tenant. In the event that Landlord does not elect to exercise such option, all of the provisions, terms, conditions, and covenants of this Lease shall remain in full force and effect.


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         7.2 In the event of any condemnation, all proceeds of any award, judgment, or settlement payable by or to the condemning authority shall be and remain the sole and exclusive property of Landlord, and Tenant waives any right to make any claim to such award, judgment or settlement received by Landlord. Tenant may pursue its own claim against the condemning authority for personal property, moving expenses and other items permitted by statute to be paid by Tenant; provided that such pursuit by Tenant does not diminish or reduce any award, judgment, or settlement payable by Landlord.

                                  ARTICLE VIII

                            ASSIGNMENT AND SUBLETTING

         8.1 Tenant will not assign this Lease in whole or in part, nor sublet all of any part of the Leased Premises, without the consent of the Landlord in each instance. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against assigning any assignment or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. If this Lease is assigned, or if the Leased Premises or any part thereof by underlet or occupied by any person other than the Tenant for any amount of rent greater than the amount of rent reserved in this Lease, Landlord shall be entitled to fifty (50%) percent of such greater rent as if it were the amount reserved in this Lease. Landlord may collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, without the consent of the Landlord. Any attempted assignment, subletting, or other transfer by Tenant without the consent of Landlord shall be void.

         8.2 In the event that Landlord consents to any assignment or subletting, such consent shall not be effective unless and until such assignee or sublessee delivers to Landlord a written agreement in form and substances satisfactory to Landlord pursuant to which, such assignee or sublessee assumes all of the obligations or liabilities of this Lease. Notwithstanding any assignment or sublease to which Landlord has given its consent, Tenant shall remain primarily liable on this Lease, and shall not be released from performing any of the terms, covenants and conditions of this Lease, but Tenant and such assignee or sublessee shall thereafter be jointly and severally liable for the full and faithful performance of the obligations of Tenant under this Lease, and the aforesaid written agreement.

                                   ARTICLE IX

                      ESTOPPEL CERTIFICATE, SUBORDINATION,
                        ATTORNMENT AND MORTGAGEE'S RIGHTS

         9.1 Tenant agrees that from time to time, and at any time within ten
(10) days after each request by Landlord therefor, it will deliver an Estoppel Certificate to Landlord, or to Landlord's designees. Estoppel Certificates shall be in writing, acknowledged, and in proper



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form for recordation. Estoppel Certificates shall be executed by Tenant if
Tenant is an individual proprietorship, by a General Partner of Tenant if Tenant is a partnership, or by the President or Vice President, duly authorized, if Tenant is a corporation. Each Estoppel Certificate shall be certified to Landlord, any Mortgagee, and assignee of any Mortgagee, or any other person designated by Landlord, and shall contain the following information certified by the person executing it on behalf of Tenant:

         (a)      Whether or not Tenant is in possession of the Leased Premises;

         (b) Whether or not this Lease is in full force and effect, and the nature of any modifications, if any, of this Lease;

         (c) Whether or not Tenant contends that Landlord is in default under any provision of this Lease;

         (d) The nature of any existing setoffs or defenses against the enforcement of any right or remedy of Landlord, or any duty or obligation of Tenant; and

         (e) The dates, if any, to which any and all rents or charges payable by Tenant have been paid in advance.

         9.2 This Lease and all of Tenant's rights hereunder are subject to and subordinate to any and all liens of any present or future Mortgage irrespective of the time of execution on recordation of such Mortgage. This Section is self-executing, and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument in recordable form, that Landlord or the holder of any Mortgage may request, and Tenant hereby constitutes and appoints Landlord as attorney-in-fact for Tenant to execute any such instrument for or in Tenant's behalf. Notwithstanding anything else to the contrary in this Section, the holder of any Mortgage may elect to make this Lease superior to the lien of such Mortgage or any attempt by the holder of any Mortgage to dispossess the Tenant must be preceded by written notice to the Tenant of intention to dispossess one hundred eighty (180) days in advance of the intended date of such dispossession.

         9.3 In the event that any Mortgage is foreclosed, or if the Leased Premises or Building is sold pursuant to a foreclosure, or by reason of any default under any Mortgage, Tenant shall not disaffirm its obligations under this Lease, and upon the request of the Mortgagee or purchaser at the foreclosure, sale, or other conveyance, attorn to the Mortgagee or purchaser, and execute a new lease setting forth terms and conditions identical to this Lease, except that the Term of the new lease shall be for the balance of the Term of this Lease.

         9.4 Upon the written notice to Tenant from Landlord or any Mortgagee, no notice intended for Landlord shall be deemed to have been properly given unless a copy of such notice is sent simultaneously to such Mortgagee by certified or registered mail, return receipt requested. If any Mortgagee shall perform any obligation imposed upon Landlord by this Lease, the performance by such Mortgagee shall be deemed to have discharged Landlord's obligation to make such performance for the purposes of this Lease. Notwithstanding the foregoing, no



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Mortgagee shall have any obligation to Tenant to perform any of Landlord's obligations hereunder.

                                    ARTICLE X

                                DEFAULT OF TENANT

         10.1 Tenant shall be deemed to have defaulted under this lease upon any of the following events:

                  (a) The failure to pay any installment of Minimum Rent, Additional Rent, or any other sum required to be paid by Tenant under this Lease for a period of ten (10) days after such sum is due;

                  (b) The failure by Tenant to perform, observe, and discharge any of its other obligations under this Lease for a period of ten (10) days after written notice of such failure is made by Landlord to Tenant;

                  (c) The expiration, lapse, or non-effect for any reason whatsoever of any insurance policy required of Tenant under this Lease;

                  (d) In the event that Tenant becomes bankrupt, insolvent, files any debtor proceedings, or takes or has taken against it in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, and if such proceeding is not terminated within thirty (30) days after the date of its commencement;

                  (e) If Tenant makes an assignment for the benefit of creditors;

                  (f)      If Tenant shall abandon the Leased Premises;

                  (g) If Tenant's rights under this Lease are assigned by operation of law; or

                  (h) If Tenant shall lose its license or other privilege to conduct its business.

         10.2 In the event of any of the defaults specified in Section 10.1, Landlord may give to Tenant a notice of intention to cancel this Lease at the expiration of five (5) days from the date of service of such Notice, and upon the expiration of such five (5) day period, the Term of this Lease shall expire, and all of the right, title and interest of Tenant under this Lease shall terminate. Thereafter, Tenant shall quit and surrender the Leased Premises to Landlord; provided, however, that Tenant's liability under all of the provisions of this Lease, including Tenant's obligation to pay Minimum Rent, Additional Rent, and such other sums as may be due and payable hereunder, shall continue notwithstanding any expiration and surrender, and notwithstanding any re-entry, repossession, or dispossession by Landlord under Section 10.3, hereinafter.



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         10.3 Upon the expiration of the Term of this Lease, or the termination of this Lease by Landlord pursuant to Section 10.2, hereinbefore, Landlord, its agents and employees, may immediately or at any time thereafter re-enter the Leased Premises and remove Tenant, its agents, subtenants, licensees, concessionaires, and invitees, and any of its or their property from the Leased Premises. Re-entry and removal may be effectuated by any suitable action or proceeding at law or equity, by force, or otherwise. Landlord shall not be liable in any way for any action it may take pursuant to this Section. Tenant's liability to Landlord under the Terms of this Lease shall survive Landlord's re-entry, the institution of summary process proceedings, or the issuance of any warrants or executions with respect thereto.

         10.4 If this Lease shall be terminated by Landlord pursuant to Section 10.2, hereinbefore, Tenant shall remain liable (in addition to accrued liabilities) to the extent legally permissible for the Minimum Rent, Additional Rent, and all other charges Tenant would otherwise have been required to pay to Landlord until the expiration of the Term of this Lease if such earlier termination had not occurred. All such amounts shall be deemed liquidated damages. Minimum Rent, Additional Rent, and other charges Tenant would have been required to pay to Landlord (hereinafter "Rents") shall be computed as follows:

                  (a) The Rents shall be added to such expenses as Landlord may have incurred in re-entering and/or repossessing the Leased Premises during any default by Tenant, painting, altering or dividing the Leased Premises for prospective tenants, combining the Leased Premises with any adjacent space for any new or prospective tenant, putting the Leased Premises in proper repair, the expenses of reletting the Leased Premises, including attorney's fees, brokerage fees, disbursements to marshals, etc., and any other expenses which Landlord may incur during the occupance of any new Tenant. From all of the foregoing sums shall be subtracted any and all proceeds Landlord may collect, if any, in reletting the Leased Premises. At the end of each month, Tenant shall pay the Rents set forth for that month at the address the rent was otherwise payable. Any suit brought by Landlord to enforce collection of this provision for any one month shall not prejudice Landlord's right to enforce collection for any subsequent month.

         10.5 Landlord may relet all or any part of the Leased premises for all or any part of the unexpired portion of the Term of this Lease or for any longer period. Landlord may accept any rental then obtainable; grant any concessions of rent; and agree to paint or make any special repairs, alterations, or decorations for any new tenant as Landlord may deem advisable in the exercise of its sole and absolute discretion; provided, however, that Landlord shall be under no obligation to relet or attempt to relet the Leased Premises. Tenant hereby waives for itself and all persons claiming by, through, or under it, any right or redemption or restoration of the operation of this Lease under any present or future law in the event that Tenant shall be dispossessed for any cause, or Landlord shall obtain possession of the Leased Premises pursuant to this Article.

         10.6 In the event that Landlord shall retain an attorney to enforce the provisions of this Lease, or if suit shall be brought for recovery of possession of the Leased Premises, for the recovery of Rent, or any other amount due under the provisions of this Lease, or because of the breach of any other covenant or obligation imposed upon Tenant by this Lease, Tenant shall pay



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to Landlord all expenses incurred thereof, including a reasonable attorney's fee, providing Landlord prevails in such action.

         10.7 The rights and remedies of Landlord set forth in this Article shall be in addition to any other right or remedy Landlord may have, now or hereafter. All rights and remedies of Landlord shall be cumulative and not exclusive. Landlord may exercise its rights and remedies at any time, from time to time, in any order, to any extent, and as often as Landlord deems advisable. A single or partial exercise of a right or remedy by Landlord shall not preclude a further exercise thereof, or the exercise of another right or remedy from time to time. No delay or omission by Landlord in exercising any right or remedy shall exhaust or impair the same or constitute a waiver or acquiescence by Landlord of a Default of Tenant. No waiver of a default shall extend to or affect any other default or impair any right or remedy with respect thereto. No action or inaction by Landlord shall constitute a waiver of a default by Tenant. No waiver of a default by Landlord shall be effective unless Landlord provides Tenant with a Notice of the same.

         10.8 Tenant shall pay to Landlord for each day Tenant retains possession of the Leased Premises, or any part thereof, after the expiration of the Term of this Lease, Two Hundred (200%) percent of the Rent for the last day immediately preceding the expiration of the Term of this Lease, together with any and all damages sustained by Landlord by reason of Tenant's retention and, if Landlord provides a Notice of Tenant of Landlord's election thereof, such holding over by Tenant shall constitute an extension of this Lease for a period from month to month, upon all of the terms and conditions of this Lease. This provision shall not be deemed to waive Landlord's right of re-entry or any other right hereunder or at law.

                                   ARTICLE XI

                      LIMITATIONS OF LIABILITY OF LANDLORD


         11.1 Tenant hereby indemnifies and agrees to save harmless Landlord and any Mortgagee from and against all "claims", (except with respect to Landlord and those that arise from its willful misconduct) which (i) arise from or are in connection with the possession, use, occupation, management, repair, maintenance or control of the Leased Premises or any portion thereof; (ii) arise from or are in connection with any act or omission of Tenant, its agents, employees, guests, or invitees; (iii) result from any default, breach, violation or nonperformance of this Lease or any provision hereof by Tenant; or (iv) result in any injury to any person or property or loss of life sustained in, on, or about the Leased Premises. Tenant shall defend any and all claims against Landlord or any Mortgagee with respect to the foregoing, or in which they may be impleaded, and shall also pay with respect to the same, and any and all claims, suits, proceedings, actions, causes of actions, determinations of responsibility, liability, demands, judgment and executions.

         11.2 Upon any transfer of Landlord's interest in the Leased Premises, the then transferor Landlord shall be relieved of any and all liability to Tenant under this Lease.

         11.3 In the event that Landlord shall be delayed or hindered or prevented from the performance of any act required under this Lease to be performed by Landlord, by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the Landlord, then performance of such act shall be excused for the period of the delay.

                                   ARTICLE XII

                                    INSURANCE

         12.1 Tenant will provide and maintain throughout the Term of this Lease comprehensive public liability insurance covering the Leased Premises, and protecting Landlord, any Mortgagee, and any other of Landlord's designees. The insurance required of Tenant pursuant to this Section shall protect Landlord, the Mortgagee, Landlord's designees, and Tenant against any liability which may arise from any occurrence on or about the Leased Premises or any appurtenance of the Leased Premises, or which may arise from any of the claims set forth in
Section 11.1, hereinbefore. The coverage limits of such policy shall be at least One Million ($1,000,000.00) Dollars with respect to any one person, at least One Million ($1,000,000.00) Dollars with respect to any one accident, and at least Five Hundred Thousand ($500,000.00) Dollars with respect to property damage. Limits may be increased at the reasonable request of Landlord or Mortgagee at the commencement of the Second Lease Year, and each Lease Year thereafter.

         12.2 Tenant will provide and maintain fire insurance with such extended coverage endorsements as Landlord may from time to time require covering the contents of the Leased Premises and any alterations, additions and leasehold provisions made by or for Tenant to the extent of the full replacement costs.

         12.3 Tenant will also provide Workers Compensation insurance with statutory limits covering all of Tenant's employees, and plate glass insurance covering exterior plate glass in the Leased Premises.

         12.4 All policies required of Tenant under this Article shall provide (and any certificate evidencing the existence of any insurance policies shall certify) that: unless Landlord shall be given ten (1) days written notice of any cancellation or failure to renew, or material change to the policies, as the case may be, the insurance shall not be canceled and shall continue in full force and effect; and the insurance carrier shall not fail to renew the policies for any reason; and no material change may be made in any of such policies.

         12.5 Tenant shall deliver to Landlord prior to the commencement of the First Lease Year certificates of insurance policies. In the event that any policy required of Tenant shall be canceled or if Landlord shall reasonably believe that such insurance is not in full force and effect, Landlord may, at Landlord's election, purchase such insurance on Tenant's behalf, and in such event, Tenant shall pay to Landlord the cost thereof as Additional Rent. Tenant hereby waives and releases Landlord from any cause of action or right of recovery which Tenant may have for any loss, injury, claim, or damage, whenever Tenant has an insurance policy which will compensate for the same. Tenant irrevocably waives on behalf of Tenant and on behalf of Tenant's insurers the right of such insurers to exercise their right of subrogation whenever such right may be exercised against Landlord.

                                  ARTICLE XIII

                           LANDLORD'S RIGHT OF ACCESS

         13.1 During any reasonable time before or after the Commencement Date of the Lease, Landlord may enter upon the Leased Premises, any portion thereof, and any appurtenance thereto, for any of the following purposes: (i) to make inspections; (ii) to make any repairs, replacements, or alterations which Landlord may be required to perform under this Lease or which may be required to perform under this Lease or which may be required to perform under this Lease or which Landlord may deem desirable; and (iii) to show the Leased Premises to prospective purchasers or lessees.

         13.2 Tenant shall deliver to Landlord on the Commencement Date of this Lease, keys to the Leased Premises to provide to Landlord access as permitted in
Section 13.1, hereinbefore.

         13.3 Tenant shall permit Landlord to erect, use, maintain and repair pipes, cables, conduits, plumbing, vents and wire, in, to and through the Leased Premises, as often and to the extent that Landlord may now or hereafter deem to be appropriate for the operation and maintenance of the Leased Premises and the Building.

                                   ARTICLE XIV

                                  MISCELLANEOUS

         14.1 No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

         14.2 This Lease and any Schedules attached hereto and forming a part hereof, set forth all of the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

         14.3 Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business.

         14.4 If any term, covenant or condition of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable or decreed against public policy, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         14.5 The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, partnership, a corporation or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

         14.6 The captions, Section numbers and Article numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Sections or Articles of this Lease nor in any way affect this Lease.

         14.7 This Lease shall be construed and enforced in accordance with the laws of the State of Connecticut for agreements wholly made and to be wholly performed in such state.

         14.8 This Lease may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all of the parties have not signed the same counterpart.

         14.9 Each of the parties shall execute, acknowledge and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Lease.

         14.10 All notices, approvals, consents, or other communications hereunder shall be made in writing and signed by the party giving the same and shall be deemed to have been given when the same are either deposited in the United States mail and sent by certified or registered mail, postage prepaid, or delivered in each case to the parties at the address as such parties may designate by Notice given in the manner set forth herein. To the Landlord, such Notices shall have a copy sent to:

CARL M. PORTO, ESQUIRE
PARRETT, PORTO, PARESE & COLWELL, P.C.
357 WHITNEY AVENUE
NEW HAVEN, CONNECTICUT  06511

If to Tenant, such Notice shall be sent to the Leased Premises.

         14.11 In the event that the Leased Premises are sold or otherwise conveyed by Landlord, the selling Landlord shall be entirely relieved of all obligations and liability under this Lease.

         14.12 Subject to the foregoing, all provisions of this Lease shall bind and inure to the benefit of and be enforceable by and against, each of the parties' respective successors and assigns.


                                   ARTICLE XV

                              RULES AND REGULATIONS

         15.1 See Exhibit A


                                   ARTICLE XVI

                                   RECORDATION

         16.1 The Landlord and Tenant hereto agree that this Lease will not be recorded. In the event that Landlord wishes to record a Notice of Lease or Memorandum of Lease, Landlord will prepare such document for recordation and Tenant shall execute said document. In no event will the business terms of said Lease be enumerated in said Notice or Memorandum.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals on the day and date first above written.

                                    LANDLORD
                                    S & S REALTY

                                    By:
---------------------------            ---------------------------
                                         Richard C. Simione
                                         A General Partner
                                         Duly Authorized

/s/  Laura Ventura
---------------------------
     Laura Venture
                                    TENANT
                                    SIMIONE CENTRAL CONSULTING,
                                    INC.

                                    By:  /s/  Lori N. Siegel
---------------------------            ---------------------------
                                         Lori N. Siegel
                                         As its Treasurer
                                         Duly Authorized
/s/  Gary Rasmussen
---------------------------
     Gary Rasmussen

STATE OF CONNECTICUT       )
                           ) ss:  New Haven
COUNTY OF NEW HAVEN        )

         Personally appeared, Richard C. Simione, who acknowledged himself to be a General Partner of S & S Realty, and that he, as such Partner, being authorized so to do, executed the foregoing for the purposes therein contained.



                                    ------------------------------------------

STATE OF GEORGIA           )
                           ) ss:  Atlanta
COUNTY OF FULTON           )

         Personally appeared, Lori N. Siegel, who acknowledged herself to be treasurer of Simione Central Consulting, Inc., and that she, as such treasurer, being authorized so to do, executed the foregoing for the purposed therein contained.

                                    /s/
                                    --------------------------------------
                                    My Commission Expires February 5, 2001

                                    EXHIBIT A

                              RULES AND REGULATIONS

         1. Doors to be locked. Before leaving the Premises unattended, Tenant shall close and securely lock all doors and transoms and shut off all utilities in the Premises. Any damage resulting from failure to do so shall be paid by Tenant.

         2. Sound Devices. Tenant shall not place any radio or television antenna on the roof or on or in any part of the inside or outside of the Building other than the inside of the Premises, or operate or permit to be operated any musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises, or operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere.

         3. Nuisances. Tenant shall not bring or permit to be in the Building any bicycle or other vehicle, or animal, make or permit any noise, vibration or odor to emanate from the Premises; or do anything therein tending to create or maintain a nuisance; or disturb, solicit or canvass any occupant of the Building, or do any act tending to injure the reputation of the Building.

         4. Cleanliness and Obstruction of Public Areas. Tenant shall not place anything or allow anything to be placed near the glass of any door, partition, or window which may be unsightly from outside the Premises; or take or permit to be taken in or out of other entrances of the Building, any item normally taken in or out through the trucking concourse or service doors; or, whether temporarily, accidentally, or otherwise, allow anything to remain, in, place or store anything in, or obstruct in any way, any passageway, exit, stairway, shipping platform, or truck concourse, if any. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in clean and sightly condition.

         5. Overload Any Floor. Tenant shall not overload any floors.

         6. Defacing Premises. Tenant shall not do any painting or decorating in the Premises, or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises or the Building, outside or inside, without the prior written consent of Landlord. (If Tenant desires signal, communication, alarm or other utility or service connections installed or changed, the same shall be made by and at the Expense of Tenant, with the approval of and under direction of Landlord).